Exhibit 5.1

Teekay Offshore Partners L.P.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08

Bermuda

March 10, 2017

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) to Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Partnership with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to up to 3,000,000 of the Partnership’s common units (the “Units”) that may be issued pursuant to the December 6, 2016 amendment (the “Plan Amendment”) to the Partnership’s 2006 Long Term Incentive Plan, as amended on March 14, 2013 and December 6, 2016 (as amended, the “Plan”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of all such documents, including (i) the Registration Statement, (ii) the certificate of limited partnership and Fifth Amended and Restated Limited Partnership of the Partnership, each as amended to date (the “Partnership Agreement”), (iii) resolutions adopted by the Board of Directors of the general partner of the Partnership, (iv) the Plan, and (v) such other records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Partnership as we have deemed relevant and necessary.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates or comparable documents. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that, when Units that may be issued pursuant to the Plan Amendment have been duly authorized and that, upon the issuance thereof by the Partnership in accordance with the terms of the Plan and duly authorized award agreements in accordance with the terms of the Plan, and the receipt of consideration therefor pursuant to and in accordance with the terms of the Plan and duly authorized award agreements in accordance with the terms of the Plan, such Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the Partnership Agreement).

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and to the references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules promulgated under the Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP